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                                                                     EXHIBIT 4.2

                            FORM OF SERIES A WARRANT

                          AXIS CAPITAL HOLDINGS LIMITED

                SERIES A WARRANT FOR THE PURCHASE OF COMMON STOCK
                        OF AXIS CAPITAL HOLDINGS LIMITED

No. A-1
                                                    SERIES A WARRANT TO PURCHASE
                                         SHARES EQUAL TO HOLDER'S WARRANT AMOUNT
                                                              (AS DEFINED BELOW)

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY CANNOT BE OFFERED, TRANSFERRED OR SOLD UNLESS (I) A REGISTRATION STATEMENT UNDER SUCH ACT IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR A WRITTEN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) THE TRANSFEREE IS APPROVED BY APPLICABLE REGULATORY AUTHORITIES, IF SUCH APPROVAL IS REQUIRED. TRANSFERS OF THIS SECURITY ARE SUBJECT TO THE APPROVAL OF THE BOARD OF DIRECTORS OF THE COMPANY, IN ITS SOLE DISCRETION. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE COMPANY'S BYE-LAWS.

     This Warrant is being issued in consideration for the surrender by the Holder (defined below) of that certain Series A Warrant for the purchase of common stock of AXIS Specialty Limited ("AXIS Specialty"), issued by AXIS Specialty in favor of the Holder and dated as of November 20, 2001 (the "Old Warrant"), which exchange the parties intend will qualify as a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended. The Old Warrant is being surrendered in exchange for this Warrant in connection with the transactions contemplated by that certain Offering Memorandum, Proxy Statement and Information Circular, dated as of December 2, 2002, issued by AXIS Specialty, AXIS Mergeco Limited and the Company.

     FOR VALUE RECEIVED, AXIS Capital Holdings Limited, a Bermuda corporation (the "Company"), hereby certifies that [ ], its successor or permitted assigns (the "Holder") is entitled, subject to the terms herein, to purchase a number of fully paid and non-assessable shares of voting common stock of the Company, par value $0.10 per share (the "Warrant Shares"), equal to the Holder's Warrant Amount (as defined herein), at a purchase price per share equal to the Exercise Price (as defined herein). The number of shares of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for such shares are subject to adjustment from time to time as hereinafter set forth.

     1. DEFINITIONS. The following terms, as used herein, have the following meanings:

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          "Acquisition Event" means any amalgamation, scheme of arrangement or consolidation as a result of which the Members of the Company immediately prior to such transaction shall, in the aggregate, beneficially own (as such term is defined in Rule 13D promulgated under the United States Securities Exchange Act of 1934, as amended) immediately following the consummation thereof (x) less than 50% of the Common Stock of the Company, if the Company is the entity surviving such amalgamation, scheme of arrangement or consolidation, or (y) less than 50% of common equity of the entity surviving such amalgamation or formed by such scheme of arrangement or consolidation if the Company is not the entity surviving such amalgamation, scheme of arrangement or consolidation.

          "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the United States Securities and Exchange Act of 1934, as amended.

          "Bye-Laws" means the Bye-Laws of the Company, as amended from time to time.

          "Common Stock" means the voting common shares, par value $0.10 per share, of the Company.

          "Exercised Percentage" with respect to any exercise of a portion of this Warrant as of any particular date, means a percentage equal to the product of (i) 100% and (ii) a fraction, the numerator of which shall be the number of shares of Common Stock issued upon the exercise of such portion of this Warrant as of such date of partial exercise, and the denominator of which shall be the number of shares of Common Stock outstanding as of such date of partial exercise (calculated on a fully diluted basis and assuming that all options, warrants, including this Warrant, and any other rights to purchase shares of Common Stock outstanding on such date, shall have been exercised on such date).

          "Exercise Price" means $100 per Warrant Share, subject to adjustment as provided herein.

          "Expiration Date" means November 20, 2011 at 5:00 p.m. New York City time.

          "Initial Public Offering" means the first registered public offering of the Common Stock under the United States securities laws after the date hereof or any amalgamation, scheme of arrangement or consolidation as a result of which the Members of the Company receive, as the consideration in such amalgamation, scheme of arrangement or consolidation, equity securities of a class that (i) has been registered as part of a public offering under the United States securities laws and (ii) is publicly traded on a securities exchange in or outside the United States.

          "Warrant Amount" as of any exercise date, means a number of Warrant Shares equal to:

          (i) a fraction, the numerator of which is the Warrant Percentage for this Warrant as of such exercise date and the denominator of which is the total of the

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          Warrant Percentages for all of the Series A Warrants of the Company
          (including this Warrant) as of such exercise date; MULTIPLIED BY

          (ii)    the difference of:

                  (A) (1) the aggregate number of shares of Common Stock which would be outstanding on such date on a fully diluted basis and assuming that all options, warrants (but excluding this Warrant and each other Series A Warrant of the Company) and any other rights to purchase shares of Common Stock outstanding on such date shall have been exercised on such date DIVIDED BY (2) (x) one hundred percent MINUS (y) the total of the Warrant Percentages for all of the Series A Warrants of the Company (including this Warrant) as of such exercise date, MINUS

                  (B) the aggregate number of shares of Common Stock which would be outstanding on such date on a fully diluted basis and assuming that all options, warrants (but excluding this Warrant and each other Series A Warrant of the Company) and any other rights to purchase shares of Common Stock outstanding on such date shall have been exercised on such date;

     PROVIDED, HOWEVER, that the Warrant Amount shall be fixed in accordance with the foregoing formula (subject to changes pursuant to Section 6 or 7 hereof) at the close of business on the day immediately preceding the date of consummation of an Initial Public Offering, if any, or the close of business on the day immediately preceding the date of consummation of an Acquisition Event, if any, whichever first occurs.

          "Warrant Percentage" as of any exercise date, means 10.367% less (i) in any case when a portion of the Warrant shall have been previously exercised on one specific occasion, the Exercised Percentage, or (ii) in the event that a portion of the Warrant shall have been previously exercised on more than one occasion, the sum of the Exercised Percentages calculated with respect to each such prior exercise. In the event that, as of any exercise date, a portion of the Warrant shall have been previously exercised on more than one occasion, the calculation of the Exercised Percentage with respect to each such prior exercise shall be made successively, commencing with the earliest such prior exercise.

     2. EXERCISE OF WARRANT. (a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date, for the Holder's Warrant Amount on such exercise date. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form attached hereto. Subject to
Section 2(d) below, no earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form attached hereto duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that

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the register of members of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

     (b) Subject to Section 2(d) below, the Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

     (c) Upon surrender of this Warrant Certificate in conformity with the provisions hereunder, the Company shall transfer to the Holder appropriate evidence of ownership of the Warrant Shares or any other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 3 below.

     (d) In lieu of making the cash payment required to exercise the Warrant pursuant to this Section 2, the Holder may elect to (i) deliver as payment, in whole or in part of the aggregate Exercise Price, shares of Common Stock having a value calculated by reference to the aggregate Daily Price (as defined below) on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to Section 2(a) equal to or in excess of the applicable portion of the aggregate Exercise Price for the Warrant Shares or
(ii) exchange this Warrant for shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the result obtained by (A) subtracting the Exercise Price from the Daily Price,
(B) multiplying the difference by the number of Shares for which the Warrant is being exercised, and (C) dividing the product by the Daily Price as set forth in the following equation:

          X = (A - B) X C where:
              -----------
                   A

          X = the number of shares of Common Stock issuable upon exercise pursuant to this Section 2(d).

          A = the Daily Price (as defined below) on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to Section 2(a).

          B = the Exercise Price

          C = the number of Shares for which the Warrant is being exercised

          If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this Section 2(d)(ii).

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     3.   NO FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of common stock upon the exercise of this Warrant. If any fractional interest in a share of common stock would be deliverable upon the exercise of this Warrant in whole or in part, the Company, in lieu of delivering any such fractional share, shall pay an amount in cash equal to the book value per share at the end of the most recent fiscal quarter multiplied by the fraction of the fractional share which would otherwise have been issued hereunder. The Company agrees that it will not change the par value of the Common Stock from par value $0.10 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

     4. RESERVATION OF SHARES. The Company agrees that it will at all times reserve for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, except to the extent set forth in the Bye-Laws.

     5. TRANSFER RESTRICTIONS. (a) This Warrant may not be assigned or otherwise transferred, disposed of or encumbered by the Holder in whole or in part except pursuant to an assignment approved by the Board of Directors of the Company in accordance with the following rules:

          (i) An assignment, as to all or any of the Warrant Shares, shall be in writing in a form acceptable to the Board of Directors, shall be signed by or on behalf of the assignor and shall be accompanied by satisfactory evidence of the authority of any person signing on behalf of the assignor.

          (ii) The Board of Directors shall have the same obligations, powers, and discretions in regard to the assignment of the Warrant as shall be vested in them by the Bye-Laws of the Company in regard to the transfer of shares of Common Stock; PROVIDED, HOWEVER, that the provisions of the Bye-Laws referring to share certificates shall not apply in regard to the Warrant. Additionally, the Board of Directors may require, before approving an assignment, that (A) the assignor surrender the original of this Warrant Certificate (or, in the case of a subsequent Holder, the original Warrant Certificate issued by the Company to him) to be endorsed with a notation of the assignment and, in the event of a partial assignment, returned to the assignor and/or
          (B) that the assignee enter into an agreement with the Company acknowledging the terms of the Warrant and (C) that the assignee confirms that it is an "accredited investor", as such term is defined in the United States Securities Act of 1933, as amended.

          (iii) If the Board of Directors declines to approve an assignment they shall notify the assignee within one month of such refusal. If the Board of Directors approves an assignment they shall within the same period issue to the assignee a Warrant Certificate on substantially the terms of this Warrant and, as regards the

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          assigned Warrant, the Company shall recognize the assignee as the
          Holder for all purposes and the assignor shall cease to have any interest herein.

     (b) Notwithstanding the foregoing, the Holder shall be entitled, without obtaining the consent of the Company, to make an assignment of its interest in this Warrant in whole or in part to any Affiliate of the Holder; PROVIDED that concurrently with any such assignment of this Warrant or any part hereof, and as a condition precedent to such valid assignment to such assignee, the assignee shall execute and deliver to the Company an agreement to comply with all restrictions and conditions relating to the ownership of this Warrant as are herein set forth.

     (c) Except as provided in paragraph (b), neither the Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with the terms, conditions and restrictions as set forth in the Bye-Laws of the Company, applicable United States federal and state securities laws and the terms and conditions hereof. Each certificate for Warrant Shares issued upon exercise of the Warrant, unless at the time of exercise such Warrant Shares are registered under the United States Securities Act of 1933, as amended, shall bear the following legend:

          "These securities have not been registered under the United States Securities Act of 1933, as amended. These securities cannot be offered, transferred or sold unless (i) a registration statement under such Act is in effect with respect to such securities or a written opinion from counsel acceptable to the Company is obtained to the effect that no such registration is required and (ii) the transferee is approved by applicable regulatory authorities, if such approval is required. The Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled. In all events transfers of these securities are subject to the approval of the Board of Directors of the Company, in its sole discretion. The Bye-Laws of the Company contain other significant restrictions on transfers of shares of the Company."

     (d) Notwithstanding the foregoing, in the event that the laws of any jurisdiction to which the Holder, or any Affiliate of the Holder, is subject, make it illegal for such entity to hold the Warrant or the Warrant Shares, the Company shall use its best efforts to facilitate, and shall not unreasonably withhold its permission to allow for, the transfer, sale or assignment of the Warrant and/or the Warrant Shares.

     6. ANTI-DILUTION PROVISIONS. (a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to Section 6(i), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such

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shares of Common Stock have been reclassified) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, amalgamation, scheme of arrangement or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (i) upon exercise of the Warrants, (ii) pursuant to the Company's stock option plan or pursuant to any similar Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors or (iii) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (c) or (d) hereof) without consideration or for a consideration per share less than the Current Market Price Per Common Share (as defined in paragraph (f) immediately preceding such issuance or sale or immediately preceding the announcement thereof, if earlier), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale or immediately preceding the announcement thereof, if earlier, as the case may be, by a fraction, the numerator of which shall be the sum of
(x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Common Share immediately prior to such issuance or sale or immediately preceding the announcement thereof, as the case may be, and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale or immediately preceding the announcement thereof, as the case may be. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; PROVIDED that if the Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof as determined by the Board of Directors.

     (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into share of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date or immediately preceding the announcement thereof if earlier, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph (b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such

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consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

     (d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause (b)(i) above) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share immediately preceding such issuance of rights, options or warrants or immediately preceding the announcement thereof, if earlier, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph (b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph (d) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

     (e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation, scheme of arrangement or amalgamation in which the Company is the surviving entity) of evidences of indebtedness, assets or other property (other than dividends payable in

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Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date or immediately preceding the announcement thereof, by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

     (f) For the purpose of any computation under this Section 6, on any determination date (i) on or prior to the initial public offering of the Company's common stock registered under the United States Securities Act of 1933, as amended, the Current Market Price Per Common Share shall, subject to the penultimate sentence of this paragraph (f), be the fair market value per share of the applicable class of Common Stock as reasonably determined by the Board of Directors of the Company, and (ii) after such registered public offering, the Current Market Price Per Common Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date. "DAILY PRICE" means (A) if the shares of such class of Common Stock are then listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on the NYSE on such day as reported on the NYSE Composite Transactions Tape; (B) if the shares of such class of Common Stock are then not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (C) if the shares of such class of Common Stock are then not listed and traded on the NYSE or any such national securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (D) if the shares of such class of Common Stock are then not listed and traded on the NYSE or any national securities exchange or traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors. If the Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Holder. For purposes of any computation under this Section 6, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

     (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; PROVIDED that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this

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Section 6 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

     (h)  In the event that, at any time as a result of the provisions of this
Section 6, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (i) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 6, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price; PROVIDED that no adjustment shall be necessary pursuant to this paragraph
(i) to the extent (but only to the extent) that the number of shares of Common Stock for which this Warrant is exercisable has already increased (or would increase, if such Warrant were actually exercised) as a result of the transaction in question by operation of the definition of "Warrant Percentage."

     (j) Not less than 10 nor more than 30 days prior to the record date of any action which requires an adjustment pursuant to this Section 6, the Company shall file in the custody of the secretary of the Company at its principal executive office an officer's certificate signed by the chairman, president or chief financial officer of the Company showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the computation of such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, promptly after such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

     (k) The Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to this Section 6 otherwise required, on the date of exercise of the Warrant, the evidences of indebtedness, assets or other property which such Holder would have been entitled to receive if it had exercised its Warrant for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this paragraph (k) by written notice to the Company within fourteen days of its receipt of the certificate of adjustment required pursuant to paragraph (j) above to be delivered by the Company in connection with such distribution.

     7. CONSOLIDATION, SCHEME OF ARRANGEMENT, AMALGAMATION, OR SALE OF ASSETS. In case of any consolidation of the Company with, or amalgamation of the Company into, any other Person, any amalgamation of another Person into the Company (other than an amalgamation which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any scheme of arrangement, or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such amalgamation or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, scheme of arrangement, amalgamation, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, scheme of arrangement, amalgamation, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company amalgamated or which amalgamated into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, amalgamation, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, amalgamation, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, amalgamation, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, amalgamation, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, amalgamation, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, amalgamation and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and the entity whose securities, cash or other property for which this Warrant shall have become exercisable shall expressly assume the obligation to deliver, upon exercise, such securities, cash or other property. The provisions of this
Section 7 shall similarly apply to successive consolidations, amalgamations, sales, leases or transfers.

     8. LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

     9. NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

     If to the Company:

          AXIS Capital Holdings Limited
          c/o Conyers Dill & Pearman
          2 Church Street
          Clarendon House
          P.O. Box HM 666
          Hamilton HM CX, Bermuda
          Attention: Graham B.R. Collis
          Fax: (441) 299-4965

     With a copy to:

          [   ]

     If to the Holder:

          [   ]

     With a copy to:

          [   ]

Each such notice, demand or delivery shall be effective (i) if given by facsimile, when receipt acknowledged or (ii) if given by any other means, when received at the address specified herein.

     10. RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

     11. GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF BERMUDA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

     12. AMENDMENTS; WAIVERS. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     13. ENTIRE AGREEMENT; SUPERSESSION OF PRIOR WARRANT. The Company and the Holder hereby acknowledge and agree that this warrant constitutes the entire agreement between them with respect to the subject matter of this Warrant, and this Warrant shall supersede all contemporaneous oral and all prior oral and written agreements and understandings with respect to the subject matter hereof. For avoidance of doubt, the Company, AXIS Specialty and the Holder hereby acknowledge and agree that this Warrant supersedes and replaces in its entirety the Old Warrant, and the Old Warrant is hereby cancelled and of no further force or effect. Simultaneously with the execution of this Warrant, the Holder has returned to AXIS Specialty the original Old Warrant.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of December 31, 2002.

                                         AXIS Capital Holdings Limited

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


Attest:
       -----------------------


ACKNOWLEDGED AND AGREED:


------------------------------
[   ]


For Purposes of Section 13 only:

AXIS Specialty Limited

By:
     -------------------------
     Name:
     Title:

                       WARRANT EXERCISE OR EXCHANGE NOTICE

                (To be delivered prior to exercise of the Warrant
             by execution of the Warrant Exercise Subscription Form)

To:  AXIS Capital Holdings Limited

     The undersigned hereby notifies you of its intention to exercise or exchange the Warrant to purchase shares of common stock, par value $0.10 per share, of AXIS Capital Holdings Limited.

     The undersigned intends to exercise the Warrant to purchase ________ shares of Common Stock (the "SHARES") at $ __________per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below.

                                      -OR-

     The undersigned intends to exercise the Warrant to purchase shares of Common Stock (the "SHARES") and wishes, in lieu of paying the Exercise Price of $___________ per Share currently in effect pursuant to the Warrant, to receive that number of shares reduced by a number of shares of Common Stock having a value calculated by reference to the aggregate Daily Price (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.

                                      -OR-

     The undersigned intends pursuant to Section 2(d)(ii) of the Warrant to exchange the Warrant (or a portion thereof), insofar as it relates _________ to shares of Common Stock, for the number of shares of Common stock determined pursuant to such Section 2(d)(ii).

                                      -OR-

     The undersigned intends to exercise the Warrant to purchase shares of Common Stock (the "SHARES") at the Exercise Price of $_________ per share currently in effect pursuant to the Warrant, and intends to pay $__________ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below, and to deliver as payment of $__________ of the aggregate Exercise Price that number of shares of Common Stock having a value calculated by reference to the aggregate Daily Price (as defined in the Warrant) equal to or in excess of such portion of the aggregate Exercise Price for the Shares.

Date:_____________


                                                     ---------------------------
                                                         (Signature of Owner)


                                                     ---------------------------
                                                              (Address)


                                                     ---------------------------
                                                              (Address)

Payment:  $_______ cash
          $_______ check
          ________ shares of Common Stock having a Daily Price of $_____________

                       WARRANT EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of the Warrant
                   after delivery of Warrant Exercise Notice)

To:  AXIS Capital Holdings Limited

     The undersigned irrevocably exercises the Warrant for the purchase of shares of common stock (the "SHARES"), par value $0.10 per share, of AXIS Capital Holdings Limited (the "COMPANY") at $_________ per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $_________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

     The undersigned irrevocably exercises the Warrant for the purchase of shares of Common Stock (the "SHARES"), par value $0.10 per share, of AXIS Capital Holdings Limited (the "COMPANY") at $_________ per Share (the Exercise Price currently in effect pursuant to the Warrant) (provided that in lieu of payment of $_________, the undersigned will receive a number of Shares reduced by a number of shares of Common Stock having a value calculated by reference to the aggregate Daily Price (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

     The undersigned irrevocably exercises the Warrant for the purchase of shares of Common Stock (the "SHARES"), par value $0.10 per share, of AXIS Capital Holdings Limited (the "COMPANY") at $_________ per share (the Exercise Price currently in effect pursuant to the Warrant) (such payment being made by delivering that number of shares of Common Stock having a value calculated by reference to the aggregate Daily Price (as defined in the Warrant) equal to or in excess of the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

     The undersigned irrevocably exercises the Warrant for the purchase shares of Common Stock (the "Shares"); par value $0.10 per share, of AXIS Capital Holdings Limited (the

"Company") at $_________ per Share (the Exercise Price currently in effect pursuant to the Warrant), and herewith makes payment of $_________ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check), and herewith delivers as payment of $_________ of the aggregate Exercise Price that number of shares of Common Stock having a value calculated by reference to the aggregate Daily Price (as defined in the Warrant) equal to or in excess of such portion of the aggregate Exercise Price for the Shares, all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.
Date:

Date:_____________


                                                     ---------------------------
                                                            (Signature of Owner)


                                                     ---------------------------
                                                            (Address)


                                                     ---------------------------
                                                            (Address)

Securities and/or check to be issued to:________________________________________

Please insert social security or identifying number:____________________________

Name:___________________________________________________________________________

Street Address:_________________________________________________________________

City, State and Zip Code:_______________________________________________________

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:____________________________

Name:___________________________________________________________________________

Street Address:_________________________________________________________________

City, State and Zip Code:_______________________________________________________

                             WARRANT ASSIGNMENT FORM

                                                              Date:_____________

FOR VALUE RECEIVED,________________________________________________hereby sells,

assigns and transfers unto___________________________________(the "ASSIGNEE"),
                        (please type or print in block letters)

________________________________________________________________________________
                                (insert address)

its right to purchase up to shares of common stock, par value $0.10 per share, of AXIS Capital Holdings Limited (the "Company") represented by this Warrant and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

                                              Signature:
                                                        ------------------------